UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2003

(Date of earliest event reported)

NET PERCEPTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25781	41-1844584

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7700 France Avenue South, Edina, Minnesota 55435

(Address of Principal Executive Offices, Including Zip Code)

(952) 842-5000

(Registrant's telephone number, including area code)

(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On August 6, 2003, Net Perceptions, Inc. issued a press release announcing, amongst other things, that its Board of Directors unanimously approved a cash distribution to its stockholders in the amount of $1.50 per share, payable on September 2, 2003 to stockholders of record as of August 18, 2003. A copy of the press release is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Press Release issued by Net Perceptions, Inc. dated August 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET PERCEPTIONS, INC.

Date:	August 6, 2003	By:	/s/ Thomas M. Donnelly

Thomas M. Donnelly President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release issued by Net Perceptions Inc. dated August 6, 2003.